                                                                    EXHIBIT 4.14

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT 1933. THE TRANSFER, EXERCISE OR SURRENDER FOR EXCHANGE OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO THE RESTRICTIONS SET FORTH IN ARTICLE IV BELOW AND NO TRANSFER, EXERCISE OR SURRENDER FOR EXCHANGE OF THIS WARRANT SHALL BE VALID OR EFFECTIVE UNTIL THERE SHALL HAVE BEEN COMPLIANCE WITH THE TERMS AND CONDITIONS OF ARTICLE IV BELOW.

                            TEAM RENTAL GROUP, INC.

                                     WARRANT

Warrant No. 2-1996                                      No. of Shares: 187,500
Issued: April 26, 1996

      THIS IS TO CERTIFY THAT, for value received, NationsBank, National Association (South), or its assigns, is entitled to purchase from TEAM RENTAL GROUP, INC., a Delaware corporation (the "Corporation"), at any time or from time to time after the date hereof and prior to April 26, 2001 (the "Expiration Date"), at the place where the Warrant Office to which reference is hereinafter made is located, at a purchase price of $10.87 per share (such price, subject to the adjustments, if any, set forth in Article V hereof, being hereinafter referred to as the "Exercise Price"), 187,500 shares (such shares, subject to the adjustments, if any, set forth in Article V hereof, are sometimes hereinafter referred to as the "Warrant Shares") of duly authorized, validly issued, fully paid and non-assessable shares of Class A Common stock, par value $.01, per share (the "Class A Common Stock"), of the Corporation, and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and conditions and pursuant to the provisions hereinafter set forth.

      The holder of this Warrant shall be entitled to receive together with the Warrant Shares, for the purchase price per share set forth above, any shares of capital stock or securities, any convertible or exchangeable securities, and any rights or options to subscribe for or to purchase shares of capital stock or securities or convertible or exchangeable securities to which the holder of this Warrant shall hereafter be entitled by reason of any transaction of the type described in Article V hereof.

      Certain terms used in this Warrant are defined in Article VI.

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                                   ARTICLE 1.

                              EXERCISE OF WARRANTS

         1.01.   Method of Exercise; Issuance of Common Stock.

            (a) To exercise this Warrant in whole or in part, the holder hereof shall deliver to the Corporation on or after the date hereof and prior to the Expiration Date, at the Warrant Office designated pursuant to Section 3.01:

            (i) a written notice, in substantially the Form of the Exercise Notice attached as Exhibit A hereto, of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased;

            (ii) this Warrant; and

            (iii) the Exercise Price for the number of Warrant Shares to be purchased.

            (b) Payment of the Exercise Price shall be made in the manner selected by the holder of this Warrant as set forth below:

            (i) At the option of the holder hereof,

                (1) by wire transfer to an account in a bank located in the United States designated for such purpose by the Corporation, or

                (2) by certified or official bank check payable to the order of the Corporation; or

      (ii) In lieu of delivering the Exercise Price as set forth in Section 1.01(b)(i), the holder of this Warrant may instruct the Corporation in writing ("Notice of Conversion") to deliver to the holder (without payment by the holder of any Exercise Price or of any other cash or consideration) that number of shares of Class A Common Stock equal to the quotient obtained by dividing:

            (x) the value of this Warrant at the time the conversion right is exercised (determined by subtracting the aggregate Exercise Price in effect immediately prior to the exercise of the conversion right from the aggregate Current Market Price of the shares of Class A Common Stock issuable upon exercise of this Warrant immediately prior to the exercise or the conversion right) by

            (y) the Current Market Price of one share of Class A Common Stock immediately prior to the exercise of the conversion right.



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The Notice of Conversion may be given by completing the appropriate box in the
Exercise Notice at the end of this Warrant. Upon receipt of the cash payment described in Section 1.01(b)(i) or the Notice of Conversion described in
Section 1.01(b)(ii), the Corporation shall, as promptly as practicable, and in any event within 5 days thereafter, execute and deliver or cause to be executed and delivered, in accordance With Exercise Notice, a certificate or certificates representing the aggregate number of Warrant Shares specified in said notice. The certificate or certificates so delivered shall be in such denominations as may be specified in said notice and shall be issued in the name of such holder or such other name as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued, and such holder or holders or any other person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such Warrant Shares, as of the date said notice is received by the Corporation as aforesaid. If this Warrant shall have been exercised only in part, the Corporation shall, at the time of delivery of said certificate or certificates, deliver to such holder a new Warrant evidencing the rights of such holder to purchase the remaining Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of such holder, appropriate notation may be made on this Warrant and the same returned to such holder. The Corporation shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of such certificates and new Warrants, except that, in case such certificates or new Warrants shall be registered in a name or names other than the name of the holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable upon the issuance of such certificate or certificates or new Warrants shall be paid by the holder hereof at the time of delivering the Exercise Notice mentioned above or promptly upon receipt of a written request of the Corporation for payment of the same.

      1.02. Warrant Shares to Be Fully Paid and Non-assessable. All shares of Class A Common Stock and other securities of the Corporation issued upon the exercise of this Warrant shall be validly issued, fully paid and non- assessable and, if the Class A Common Stock or other securities are then listed on a securities exchange, shall be duly listed thereon.

      1.03. No Fractional Shares to be Issued. The Corporation shall not be required upon any exercise of this Warrant to issue a certificate representing any fraction of a share of Class A Common Stock, but, in lieu thereof, shall pay to the holder of this Warrant cash in an amount equal to a corresponding fraction (calculated to tile nearest 1/100th of a share) of the Current Market Price of the Class A Common Stock as of the date of receipt by the Corporation of the Exercise Notice of this Warrant. Payment of such amount shall be made in cash or by check payable to the order of the holder hereof at the time of delivery of any certificates arising upon such exercise. Notwithstanding the foregoing, the Corporation shall not take any action which would result in this Warrant being exercisable for less than one share of Class A Common Stock.

      1.04. Legend on Warrant Shares. Each certificate for Warrant Shares initially issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Act, shall bear the following legend (and any additional legend required by any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed):


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            "The securities represented by this certificate have not been registered under the Securities Act of 1933, or any state securities law. The transfer of the securities represented hereby is subject to the restrictions set forth in Article IV of the Warrant pursuant to which such securities were issued, a copy of which Warrant is available for inspection at the offices of Team Rental Group, Inc., and no transfer of such securities shall be valid or effective unless and until there shall have been compliance with the terms and conditions of Article IV of said Warrant."

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution of the securities represented thereby pursuant to a registration statement under the Act) shall also bear such legend unless, in the opinion of King & Spalding or such other counsel as shall reasonably be approved by the Corporation, (Smith Helms Mulliss & Moore, L.L.P. hereby being approved by the Corporation) the securities represented thereby need no longer be subject to the restrictions contained in said Article IV.
The provisions of said Article IV shall be binding upon all subsequent holders of this Warrant and the Warrant Shares issued upon the due exercise hereof.

         1.05. Acknowledgment of Continuing Obligation. The Corporation will, at the time of any exercise of this Warrant in whole or in part, upon request of the holder hereof, acknowledge in writing, in form reasonably satisfactory to such holder, its continuing obligation to such holder in respect of all rights (including, without limitation, any right to registration of the Warrant Shares issued upon such exercise) to which such holder shall continue to be entitled after such exercise in accordance with this Warrant; provided, however, that the failure of such holder to make any such request shall not affect the continuing obligations of the Corporation to such holder in respect of such rights.

                                  ARTICLE 11.

                         REPRESENTATIONS AND WARRANTIES

      The Corporation hereby represents and warrants that, as of the date of this Warrant:

          (a) the Corporation is a corporation duly organized and validly existing under the laws of the State of Delaware and has the corporate power and authority to issue, execute and deliver this Warrant and to perform its obligations hereunder,

          (b) the issuance, execution, delivery and performance by the Corporation of this Warrant and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof have been duly authorized by all necessary corporate action on the part of the Corporation, and do not and will not (i) violate any applicable law, statute, rule or regulation, (ii) result in a breach of, or constitute a default under, any agreement binding upon the Corporation

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or its properties, (iii) result in the creation of any lien upon the assets of the Corporation or (iv) breach any provision of the Corporation's certificate of incorporation or by-laws; and

          (c) this Warrant has been duly issued, executed and delivered by the Corporation and constitutes the legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought by proceedings in equity or at law); the Warrant Shares, when issued upon exercise of this Warrant in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable shares of Class A Common Stock with no personal liability attaching to the ownership thereof and will not have been issued in violation of any preemptive rights under the Delaware General Corporation Law.


                                  ARTICLE 111.

                            WARRANT OFFICE; TRANSFER,
                       DIVISION OR COMBINATION OF WARRANTS

      3.01. Warrant Office. The Corporation shall maintain an office for certain purposes specified herein (the "Warrant Office"), which office shall initially be the Corporation's office at 125 Basin Street, Daytona Beach, Florida 32115 and may subsequently be such other office of the Corporation or of any transfer agent of the Class A Common Stock in the continental United States as to which written notice has previously been given to all of the Warrantholders.

      3.02. Ownership of Warrant. The Corporation may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Corporation) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article III.

      3.03. Transfer of Warrants. The Corporation agrees to maintain at the Warrant Office books for the registration, exchange and transfer of the Warrants. The Corporation shall not at any time, except upon dissolution, liquidation or winding-up of the Corporation, close such books so as to result in preventing or delaying the exercise, exchange or transfer of this Warrant. Subject to the provisions of Article IV, this Warrant and all rights hereunder are transferable, in whole or in part, on said books at said office upon surrender of this warrant at said office, together with a written assignment of this Warrant duly executed by the holder hereof or its duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and payment the Corporation shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled. A Warrant may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.




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      3.04. Division or Combination of Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with
Section 3.03 as to any transfer which may be involved in such division or combination, the Corporation shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of the Corporation, evidencing the same rights and entitled to the same benefits as the Warrants surrendered upon such registration of transfer or exchange (other than the number of Warrant Shares issuable upon exercise if the Warrants are not exchanged or transferred in full).

      3.05. Expenses of Delivery of Warrants. The Corporation shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants hereunder.


                                  ARTICLE IV.

                     RESTRICTIONS ON EXERCISE AND TRANSFER;
                              REGISTRATION RIGHTS

      4.01. Restrictions on Exercise and Transfer. Notwithstanding any provision contained in this Warrant to the contrary, this Warrant shall not be exercisable or transferable and the related Warrant Shares shall not be transferable except upon the conditions specified in this Article IV, which conditions are intended, among other things, to ensure compliance with the provisions of the Act in respect of the exercise or transfer of such Warrant or transfer of such Warrant Shares. The holder of this Warrant, by its acceptance hereof, agrees that it will not (i) transfer this Warrant prior to delivery to the Corporation of an opinion of such holder's counsel (as such opinion and such counsel are described in Section 4.02), if requested, or until registration of this Warrant under the Act has become effective or (ii) transfer any Warrant Shares prior to delivery to the Corporation of the opinion of such holder's counsel (as such opinion and such counsel are described in Section 4.02), if requested, or until registration of such Warrant Shares under the Act has become effective, it being agreed that the Corporation will not request any opinion referred to in this sentence in connection with any transfer by a holder, (w) to NationsBanc Capital Markets, Inc., (x) to any direct or indirect parent corporation of the holder, (y) to any wholly-owned direct or indirect subsidiary of the holder or (z) to any wholly-owned direct or indirect subsidiary of any direct or indirect parent corporation of the holder.

      4.02. Opinion of Counsel. In connection with any exercise or transfer of this Warrant or any transfer of the related Warrant Shares, the following provisions shall apply.



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          (a) If in the opinion of King & Spalding or such other counsel as shall reasonably be approved by the Corporation (Smith Helms Mulliss & Moore, L.L.P. hereby being approved by the Corporation), the proposed transfer of this Warrant and/or the proposed transfer of such Warrant Shares may be effected without registration (of this Warrant and/or such Warrant Shares) under the Act, the holder of this Warrant shall be entitled to transfer this Warrant and/or transfer such Warrant Shares in accordance with the proposed method of disposition; provided, however, that if such method of disposition would, in the opinion of such counsel, require that the Corporation take any action and/or execute and file with the Commission and/or deliver to the Warrantholder or any other person any form or document in order to establish the entitlement of the Warrantholder to take advantage of such method of disposition, the Corporation agrees promptly to take any such action and/or execute and file and/or deliver any such form or document (other than registration under the Act, unless the Warrantholder exercises its rights under Section 4.03 or 4.04 hereof).

          (b) If in the opinion of such counsel the proposed transfer of this Warrant and/or the proposed transfer of such Warrant Shares may not be effected without registration of this Warrant and/or such Warrant Shares under the Act, the holder of this Warrant shall not be entitled to transfer this Warrant and/or transfer such Warrant Shares until such registration is effective.

        4.03.   "Piggyback" Registrations.

          (a) If the Corporation at any time from time to time proposes to file with the Commission a registration statement under the Act (other than a registration statement on Form S-4 or S-8, or any form substituting therefor, or filed in connection with an exchange offer with respect to any class of the Corporation's equity securities) relating to any of its equity securities, it will at each such time give written notice to all Warrantholders of its intention so to do, not less than 15 days prior to each such filing. Upon the written request of any Warrantholder or holder of Warrant Shares, the Corporation will in good faith endeavor to cause each Warrant Share which the Corporation has been requested to register by such Warrantholder or holder of Warrant Shares to be included in such registration statement under the Act, all to the extent required to permit the sale or other disposition by such Warrantholder or holder of Warrant Shares so registered. Notwithstanding the foregoing, if the managing underwriter or underwriters, if any, of the offering to be effected pursuant to such registration statement delivers a written opinion to the Warrantholders and the holders of Warrant Shares that the total number of shares of Class A Common Stock or Class B Common Stock, par value $.01 per share ("Class B Common Stock" and together with Class A Common Stock, "Common Stock") which they and any other persons or entities intend to include in such offering would materially adversely affect the success of such offering, then if such registration has been initially proposed by the Corporation the number of Warrant Shares to be offered for the account of the Warrantholders and the holders of Warrant Shares shall be reduced pro rata among such Warrantholders and the holders of Warrant Shares who have requested, in accordance with the foregoing, inclusion in such offering, on the basis of the number of Warrant Shares held by such Warrantholders and holders, to the extent necessary to reduce the total number of shares of Common Stock to be included in such offering to the number recommended by such managing underwriter or excluded in their entirety, as the case may be; provided, however, that if the number of Warrant Shares to be offered for the account of the Warrantholders or holders of Warrant Shares shall be



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reduced in accordance with this sentence, the Corporation shall not be permitted to include in such registration securities of the Corporation other than (i) securities to be issued by the Corporation, (ii) Warrant Shares held by Warrantholders and holders of Warrant Shares and (iii) shares of Common Stock held by the holders (other than the Warrantholders) exercising demand registration rights. In the event that the contemplated distribution does not involve an underwritten public offering, such determination that the inclusion of such Warrant Shares shall materially adversely affect the success of the offering shall be made by the Corporation in good faith in its reasonable discretion.

          (b) If all or substantially all the securities (other than the Warrant Shares) to be registered for sale pursuant to a registration statement the intention to file which caused a notice to be given pursuant to Section 4.03(a) are to be offered for sale for the account of the Corporation and are to be distributed by or through an underwriter or underwriters of recognized standing pursuant to underwriting terms appropriate for such transactions, then each Warrantholder or holder of Warrant Shares agrees that if such Warrantholder or holder of Warrant Shares has made a request to register Warrant Shares pursuant to Section 4.03(a) and such Warrant Shares have been included for sale in such registration, such Warrantholder or holder of Warrant Shares shall forbear by selling Warrant Shares to the public (except as part of such underwritten registration) for a period of 5 business days prior to and 10 days following the effective date of the registration statement to which reference is made in
Section 4.03(a).

      4.04. Demand Registration. At any time after the date hereof and prior to the Expiration Date, the Warrantholders and holders of Warrant Shares issuable upon the exercise thereof may require the Corporation to effect the registration of shares issued or issuable upon exercise of Warrants pursuant to this Section
4.04 on a registration statement on Form S-3 or a successor form thereto (or such other short-form registration statement adopted by the Commission for which the Corporation may be eligible). Notwithstanding the foregoing, if the Corporation is not entitled to use Form S-3 or any successor form thereto for any reason other than that the Corporation has not been subject to Section 12 or 15(d) of the Exchange Act for the required length of time, the Company shall effect such registration under this Section 4.04 on such other registration form available to the Corporation under the Act, including, without limitation, Form S-1. The right to request registration under this Section 4.04 may be exercised on only one occasion unless such request is withdrawn in accordance with the terms hereof and shall be exercised for an aggregate of at least 30% of the Warrant Shares (as determined as of the date hereof but as subsequently adjusted as provided herein). A continuous or delayed registration may be demanded pursuant to this Section 4.04. These demand registration rights may only be exercised if the holders of a majority of the Warrants and/or Warrant Shares (the "Majority Holders") shall give notice to the Corporation to the effect that Warrantholders and/or holders of Warrant Shares intend to (i) transfer all or any part of the shares issuable upon exercise of Warrants or (ii) exercise all or any part of the Warrant and transfer all or any part of the shares issuable upon exercise of Warrants under such circumstances that a public distribution (within the meaning of the Act) of the Warrant Shares will be involved, in which case the Corporation (A) within 10 days after receipt of such notice shall give written notice of the proposed registration pursuant to this Section 4.04 to the other Warrantholders and holders of Warrant Shares and (B) within 45 days after receipt of such notice from such Majority Holders, shall file a registration statement pursuant to the Act to the end that all Warrant Shares the holders of which requested


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registration thereof either pursuant to the original notice from such Majority
Holders given pursuant to this sentence or by written notice given to the Corporation during the 40-day period following the original notice to the Corporation by the Majority Holders, may be sold under the Act as promptly as is practicable thereafter.

      If the managing underwriter for any offering made pursuant to this Section
4.04 (who shall be selected by Corporation, subject to the consent of the Majority Holders, which consent shall not be unreasonably withheld) advises the Corporation in writing that, in its opinion, the inclusion of all of the Warrant Shares requested to be included in such registration by the Warrantholders and holders of Warrant Shares would materially adversely affect the distribution of all such securities, then (a) there shall be included in such registration Warrant Shares pro rata based on the number of shares originally proposed to be registered by each Warrantholder or holder of Warrant Shares or (b) any Warrantholder or holder of Warrant Shares may, at its sole option, delay its offering and sale for a period not to exceed 120 days after the effective date of such registration as such managing underwriter shall reasonably request. In the event of such delay, the Corporation shall use its reasonable efforts to effect any registration or qualification under the Act and the securities or blue sky laws of any jurisdiction as may be necessary to permit such prospective seller to make its proposed offering and sale following the end of such period of delay. A registration will not count as a demand registration under this
Section 4.04 until it has become effective and remained effective until the earlier of (x) the end of the 180 day period set forth in Section 4.05(a) below and (y) the date all of the Warrant Shares included in such registration have been sold.

      4.05. Corporation's Obligations in Registration. If and whenever the Corporation is obligated by the provisions of this Article IV to effect the registration of Warrant Shares under the Act, the Corporation will, as expeditiously as possible (but subject to any delay resulting from the failure of any Warrantholder participating in the registration to comply with Section 4.08),

          (a) prepare and file with the Commission a registration statement with respect to such Warrant Shares and use its best efforts to cause such registration statement to become and remain effective during the period required for the distribution of the securities covered by the registration statement; provided, however, that in the event that the Warrant Shares covered by such registration statement are not to be sold to or through underwriters acting for the Corporation, the Corporation shall not be required to keep such registration statement effective, or to prepare and file any amendment or supplement thereto, after the expiration of 180 days following the date on which such registration statement becomes effective under the Act or such longer period during which the Commission requires that such registration statement be kept effective with respect to any of the Warrant Shares so registered;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the disposition of all Warrant Shares covered by such registration statement, whenever the Warrantholders for whom such Warrant Shares are registered or are to be registered shall desire to dispose of the same, subject, however, to the proviso contained in Section 4.03(a) and provided that



                                        9
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in any event the Corporation's obligations under this Section 4.05(b) shall terminate on the first anniversary of the effective date of any such registration statement;

          (c) furnish to the Warrantholders or holders of Warrant Shares for whom such Warrant Shares are registered or are to be registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectuses) and such other documents as such Warrantholders or holders of Warrant Shares may reasonably request in order to facilitate the disposition of such Warrant Shares;

          (d) use its best efforts to register or qualify the Warrant Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Warrantholders or holders of Warrant Shares for whom such Warrant Shares are registered or are to be registered shall reasonably request, and do any and all other acts and things to so register or qualify which may be necessary or advisable to enable such Warrantholders to consummate the disposition in such jurisdictions of such Warrant Shares;

          (e) if at any time a prospectus relating to the Warrant Shares covered by such registration statement is required to be delivered under the Act and any event occurs as a result of which the prospectus included in such registration statement as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the prospectus to comply with the Act, the Corporation promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and shall use its best efforts to cause any amendment of such registration statement containing an amended prospectus to be made effective as soon as possible; and

          (f) furnish the Warrantholders or holders of Warrant Shares for whom such Warrant Shares are or are to be registered at the time of the disposition of Warrant Shares by such Warrantholders or holders of Warrant Shares a "comfort letter" from the independent accountants for the Corporation and an opinion of counsel for the Corporation, in each case in form and substance satisfactory to the Warrantholders and holders of Warrant Shares holding a majority of the Warrant Shares covered by the registration statement, such opinion of counsel to be to the effect that (i) a registration statement covering such Warrant Shares has been filed with the Commission under the Act and has been made effective by order of the Commission, (ii) such registration statement and the prospectus contained therein comply in all material respects with the requirements of the Act, and nothing has come to said counsel's attention which would cause it to believe that either such registration statement or the prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, (iii) a prospectus meeting the requirements of the Act is available for delivery, (iv) no stop order has been issued by the Commission suspending the effectiveness of such registration statement and, to the best of such counsel's knowledge, no proceedings for the issuance of such a stop order are threatened or


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contemplated and (v) there has been compliance with the applicable securities or blue sky laws of each jurisdiction in which the Corporation shall be required pursuant to Section 4.05(d) to register or qualify such Warrant Shares, assuming the accuracy and completeness of the information furnished to such counsel with respect to each filing relating to such laws.

      4.06. Expiration of Warrant. If the proposed offeror of Warrant Shares, after receiving the notification specified in Section 4.03 or 4.04, shall not have been able after request to include Warrant Shares in a registration statement containing a prospectus which complies with Section 1O(a)(3) of the Act which has been effective for at least 30 days prior to the expiration of the Warrant, the Expiration Date of the Warrant shall be tolled until such time as the registration statement containing such a prospectus has been effective for at least 30 days.

      4.07. Payment of Registration Expenses. The costs and expenses of all "piggy-back" and "demand" registrations and qualifications under the Act pursuant to Section 4.03 and 4.04 hereof, and of all other actions which the Corporation is required to take or effect pursuant to this Article IV shall be paid by the Corporation (including without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel for the Corporation and such Warrantholders and holders of Warrant Shares and expenses of any special audit incident to or required in connection with any such registration) (collectively, "Registration Expenses"); provided, however, that the Corporation shall only be obligated to pay the fees and disbursements of one special counsel representing the Warrantholders and holders of Warrant Shares holding a majority of the Warrant Shares covered by each registration statement; and provided further that the Corporation shall not be obligated to pay the underwriters' discount or commission in respect of such Warrant Shares.

      4.08. Information from Warrantholders. Notices and requests delivered by Warrantholders and holders of Warrant Shares to the Corporation pursuant to this
Article IV shall contain such information regarding the Warrant Shares and the intended method of disposition thereof as shall reasonably be required in connection with the action to be taken; provided, that notwithstanding any other provision contained herein, the Warrantholders shall not be required to exercise Warrants in connection with any registration of Warrant Shares, except concurrently with the consummation of the sale of such Warrant Shares and only to the extent that such Warrant Shares are to be included in such offering.

      4.09. Restrictions on Public Sale by the Corporation and Others. The Corporation shall not effect any public sale or distribution of any of its equity securities, or cause to be effected any other registration of such securities (other than securities issued pursuant to an employee benefit plan), during the five business days prior to, and during the 180-day period beginning on the effective date of a registration statement covering the Warrant Shares (the "Hold-Back period"), and the Corporation shall cause each holder of its equity securities (other than securities purchased in a registered public offering) issued after the date hereof to agree not to effect any public sale or distribution of any such securities during such period except as part of such registration, if permitted. The holder this Warrant and any Warrant Shares agrees not to effect any public sale or distribution of such securities during any Hold-Back period with respect to securities of the Corporation issued or agreed to be issued prior to the date hereof except pursuant to a registration covering the Warrants or Warrant Shares effected pursuant to this
Article IV.

      4.10. Corporation's Indemnification. In the event of any registration under the Act of Warrant Shares pursuant to this Article IV, the Corporation hereby agrees to indemnify and hold harmless each Warrantholder or holder of Warrant Shares disposing of such Warrant Shares and each other person, if any, who controls such Warrantholder or holder of Warrant Shares within the meaning of Section 15 of the Act and each other person (including any underwriter) who participates in the offering of such Warrant Shares, against any loss, claim, damage or liability, joint or several, to which such Warrantholder, or holder of Warrant Shares or controlling person or participating person may become subject under the Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, to the extent that such loss, claim, damage or liability (or proceeding in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Warrant Shares were registered under the Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Warrantholder, holder of Warrant Shares and each such controlling person or participating person for any legal or other expense reasonably incurred by such Warrantholder, holder of Warrant Shares or such controlling person or participating person in connection with investigating or defending any such loss, claim, damage, liability or proceeding; provided, however, that the Corporation will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Corporation by an instrument duly executed by such Warrantholder, holder of Warrant Shares or such controlling or participating person, as the case may be, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Corporation may otherwise have.

      4.11. Warrantholder's Indemnification. It shall be a condition of the Corporation's obligation under this Article IV to effect any registration under the Act that there shall have been delivered to the Corporation an agreement or agreements duly executed by each Warrantholder or holder of Warrant Shares for whom Warrant Shares are to be so registered whereby such Warrantholder and such holder of Warrant Shares agrees to indemnify and hold harmless the Corporation, each other person referred to in subparts (1), (2) and (3) of Section 11 (a) of the Act in respect of such registration statement and each other person, if any, which controls the Corporation within the meaning of Section 15 of the Act, against any loss, claim, damage or liability,.joint or several, to which the Corporation or such other person or such person controlling the Corporation may become subject under the Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, but only to the extent that such loss, claim, damage or liability (or proceeding in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Warrant Shares were registered under the Act, in any final prospectus contained therein or in any amendment or supplement thereto, or arises out of or is basedupon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which, in each such case, has been made in or omitted from such registration statement, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Corporation by an instrument duly executed by such Warrantholder or holder of Warrant Shares specifically for use in the preparation thereof; provided, that such indemnification by any Warrantholder or holder of Warrant Shares hereunder shall be limited to the net proceeds received by such Warrantholder or holder of Warrant Shares from the sale of his Warrant Shares in such offering. This indemnity agreement will be in addition to any liability which any Warrantholder may otherwise have.

      4.12. Notification of and Participation in Actions. Promptly after receipt by an indemnified party under this Article IV of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Article IV, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Article IV. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so as to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Article IV for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and as provided in the next sentence. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party, when and as incurred, unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party,
(ii) the indemnified party shall have received a written opinion from independent counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action. With respect to any loss or liability as to which a party is entitled to indemnification hereunder, the indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if such a proceeding is settled with such consent or if in such a proceeding a final judgment is entered for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any such loss or liability arising out of such settlement or judgment.

      4.13. Public Information. At any time when any Warrantholder or holder of Warrant Shares so entitled desires to make sales of any Warrant Shares in reliance on Rule 144 promulgated under the Act, the Corporation covenants and agrees that either there will be available adequate current public information with respect to the Corporation as required by paragraph (c) of said Rule 144 or the Corporation will use its best efforts to make such information available without delay if such information is not available. Without limiting the foregoing, the Corporation will timely file with the Commission all reports required to be filed under Sections 13 and 15(d) of the Exchange Act and will promptly furnish to any Warrantholder so requesting a written statement that the Corporation has complied with all such reporting requirements.


                                   ARTICLE V.

                            ANTI-DILUTION PROVISIONS

      5.01. Adjustments. The number of shares of Common Stock and other securities purchasable under this Warrant shall be subject to adjustment from time to time as provided in this Article V.

      5.02. Effect of "Split-ups" and Stock Dividends. In case at any time or from time to time the Corporation shall subdivide as a whole, by reclassification, by the issuance of a stock dividend on the Common Stock payable in Class A Common Stock, or otherwise, the number of shares of Common Stock then outstanding into a greater number of shares of Common Stock, with or without par value, the number of shares of Class A Common Stock which may be purchased hereunder shall be increased proportionately. The issuance of such a stock dividend shall be treated as a subdivision of the whole number of shares of Common Stock outstanding immediately prior to such dividend into a number of shares equal to such whole number of shares so outstanding plus the number of shares issued as a stock dividend.

      5.03. Effect of Certain Dividends. In case on any date the Corporation makes a distribution to holders of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the surviving corporation) of evidences of its indebtedness or assets, the number of shares of Class A Common Stock theretofore purchasable hereunder shall be adjusted as at the close of business on said date to a number determined by multiplying the number of shares theretofore purchasable hereunder by a fraction, the numerator of which shall be the Current Market Price at such date and the denominator of which shall be an amount equal to such Current Market Price, less the fair market value (as determined in good faith by the Board of Directors of the Corporation or a committee thereof, subject to the provisions of Section 5.08 below) of the portion of the evidences of indebtedness or assets so to be distributed in respect of one share of Common Stock.

      5.04. Effect of Merger or Consolidation. In case the Corporation shall, while this Warrant remains outstanding, enter into any consolidation with or merger into any other corporation wherein the Corporation is not the surviving corporation, or wherein securities of a corporation other than the Corporation are distributable to holders of Common Stock, or sell or convey its property as an entirety or substantially as an entirety, and in connection with such consolidation, merger, sale or conveyance, shares of stock or other securities shall be issuable or deliverable in exchange for the Common Stock, then, as a condition of such consolidation, merger, sale or conveyance, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter be entitled to purchase pursuant to this Warrant (in lieu of the number of shares of Class A Common Stock which such holder would have been entitled to purchase immediately prior to such consolidation, merger, sale or conveyance) the shares of stock or other securities to which such number of shares of Class A Common Stock would have been entitled at the time of such consolidation, merger, sale or conveyance, at an aggregate purchase price equal to that which would have been payable if such number of shares of Class A Common Stock had been purchased by exercise of this Warrant immediately prior thereto. In case of any such consolidation, merger, sale or conveyance, appropriate provision shall be made with respect to the rights and interests thereafter of the holders of Warrants, to the end that all the provisions of the Warrants (including without limitation the provisions of this Article V) shall thereafter be applicable, as nearly as practicable, to such stock or other securities thereafter deliverable upon the exercise of the Warrants. The Corporation shall not effect any such consolidation, merger, sale or conveyance unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or purchasing or acquiring such assets shall assume by written instrument, executed and mailed or delivered to each holder of Warrants, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Warrantholder may be entitled to receive, which instrument shall contain the express assumption by such successor corporation of the due and punctual performance and observance of every provision of this Warrant to be performed and observed by the Corporation and of all liabilities and obligations of the Corporation hereunder.

      5.05. Reorganization or Reclassification. In case of any capital reorganization or any reclassification of the capital stock of the Corporation (except as provided in Section 5.02) while this Warrant remains outstanding, then, as a condition of such capital reorganization or reclassification, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter be entitled to purchase pursuant to this Warrant (in lieu of the number of shares of Class A Common Stock specified in the first paragraph of this Warrant which such holder would have been entitled to purchase immediately prior to such reorganization or reclassification) the shares of stock of any class or classes or other securities or property to which such number of shares of Class A Common Stock would have been entitled at the time of such reorganization or reclassification, at an aggregate purchase price equal to that which would have been payable if such number of shares of Class A Common Stock specified in the first paragraph of this Warrant had been purchased immediately prior to such reorganization or reclassification. In case of any such capital reorganization or reclassification, appropriate provision shall be made with respect to the rights and interests thereafter of the holders of the Warrants, to the end that all the provisions of the Warrants (including without limitation the provisions of this Article V) shall thereafter be applicable, as nearly as practicable, to such stock or other securities or property thereafter deliverable upon the exercise of the Warrants.

      5.06. Effect of Below Market Issuances. In case the Corporation shall at any time after the date hereof issue shares of Common Stock, rights, options or warrants containing the right to subscribe for or purchase shares of Common Stock or securities convertible into or exchangeable for Common Stock (excluding
(i) shares or convertible securities issued in any of the transactions described in Section 5.02, 5.03, 5.04 or 5.05 above and (ii) Excluded Securities) for a price per share of Common Stock in the case of the issuance of Common Stock, or for a price per share of Common Stock initially deliverable upon exercise, conversion or exchange of such securities, less than the then

Current Market Price per share of Common Stock on the date the Corporation fixed the offering price of such additional shares, the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on such date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then Current Market Price per share of Common Stock at such record date. For purposes of this Section 5.06, if the Corporation issues Common Stock or rights, options or warrants for consideration other than cash, then the value of the consideration so received shall be equal to the fair value thereof as determined in good faith by the Board of Directors or a committee thereof, subject to the provisions of Section 5.08 below. In the case of any rights, options or warrants, the Corporation shall allocate among the shares of Common Stock issuable thereunder the amount of consideration if any, received by the Corporation in respect of the issuance of such rights, options or warrants. Such adjustment shall be made whenever such shares of Common Stock or such rights, options, warrants or convertible or exchangeable securities are issued, and shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. No adjustment of the number of shares of Class A Common Stock purchasable hereunder shall be made upon the issuance of any Common Stock or other securities which are issued pursuant to the exercise of any rights, options or warrants or upon the conversion or exchange of any convertible or exchangeable securities if any such adjustment shall previously been made upon the issuance of such rights, options, warrants or convertible or exchangeable securities. If at any time after the adjustment of the number of shares of Class A Common Stock issuable hereunder on the basis of the issuance of any rights, options, warrants or convertible or exchangeable securities, such rights, options or warrants or the right to convert or exchange such convertible or exchangeable securities shall expire prior to the exercise thereof, such adjustment shall be annulled and rescinded.

      5.07. Statement of Adjustment of Unit; Accountants' Certificate. Upon each adjustment of the number of shares of Class A Common Stock purchasable hereunder, and in the event of any change in the fights of the holder of this Warrant by reason of other events herein set forth, then and in each case, the Corporation will promptly (i) prepare a schedule setting forth the adjusted number of shares purchasable hereunder, or specifying the other shares of stock, securities or assets and the amount thereof receivable as a result of such change in rights, setting forth the adjusted Exercise Price and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and (ii) obtain a certificate of a firm of independent certified public accountants of recognized national standing selected by the Corporation's Board of Directors or committee thereof (who may be the regular auditors of the Corporation) that, based upon the form of Warrant and a review of the aforementioned Schedule prepared by the Corporation, such computations were made in accordance with the provisions of the Warrants. The Corporation will promptly mail a copy of such Schedule and of such accountants' certificate to the registered holder of this Warrant.

      5.08. Other Dilutive Events; Disputes under Section 5.03 or 5.06. If any event shall occur as to which the other provisions of this Article V are not strictly applicable but the failure to make any adjustment would not, in the reasonable opinion of the holders owning a majority of the Warrants, fairly protect the subscription rights represented by this Warrant in accordance with the essential intent and principles hereof, then, in each such case, if the Corporation and such holders fail to agree on the adjustment to be made under this Section 5.08 within 30 days after written notice to the Corporation by the holders owning a majority of the Warrants or, if the holders owning a majority of the Warranty notify the Corporation that they wish to dispute any determination made by the Board of Directors of the Corporation or a committee thereof under Section 5.03 or 5.06 above, then an independent firm of investment bankers mutually acceptable to the Corporation and such holders shall be retained by, and at the expense of, the Corporation and shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Article V, necessary to preserve, without dilution, the economic value of this Warrant measured in terms of the economic value hereof immediately prior to such event. Upon receipt of such opinion, the Corporation shall promptly mail a copy thereof to the Holder of this Warrant and shall make the adjustments, if any, described therein.

      5.09. Determinations by the Board of Directors. All determinations by the Board of Directors of the Corporation or committee thereof under the provisions of this Warrant shall be made, in good faith with due regard to the interests of the holder of this Warrant and the other holders of securities of the Corporation and in accordance with good financial practice, and all valuations made by the Board of Directors of the Corporation under the terms of this Warrant shall be made with due regard to any market quotations of securities involved in, or related to, the subject of such valuation.

      5.10. Notifications by the Corporation. In case at any time the Corporation proposes:

            (i) to pay any dividend or to make any distribution to the holders of the Common Stock,

            (ii) to make an offer for subscription to the holders of Common Stock of additional shares of stock of any class or other rights or to grant to the holders of Common Stock generally any rights or options,

            (iii) to effect any stock split, stock distribution, reorganization or reclassification of the Corporation or any of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale or transfer of all or substantially all of its assets to, another corporation,

            (iv) to effect a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, or

            (v) to take any other action which would require an adjustment pursuant to Article V,

then, in any one or more such cases, the Corporation shall give written notice to the registered holder of this Warrant of the date on which (A) the transfer books of the Corporation shall close or a record shall be taken for such dividend, distribution, subscription rights or grant,
(B) a record shall be taken to determine stockholders entitled to notice of and to vote at any meeting of stockholders at which any such proposed reorganization, reclassification, consolidation, merger, sale or transfer of assets, dissolution, liquidation or winding-up is to be considered, or (C) such reorganization, reclassification, consolidation, merger, sale or transfer of assets, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to vote on or exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or transfer of assets, dissolution, liquidation or winding-up, as the case may be. Such written notice shall be given not less than 10 days and not more than 90 days prior to such date on which the transfer books of the Corporation shall close or a record shall be taken or any event shall occur, as the case may be, and such notice may state that any such action will be taken only if certain events specified in such notice (such as the clearing of proxy material by the Commission or an affirmative vote of stockholders) occur prior thereto.

      5.11. Adjustment of Exercise Price; De Minimis Adjustments. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter. No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would result in an increase or decrease of at least $.05 of the Exercise Price; provided, however, that any adjustments which by reason of this Section 5.11 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent or the nearest one-thousandth of a share, as the case may be.


                                  ARTICLE VI.

                              CERTAIN DEFINITIONS

      For all purposes of this Warrant, unless the context otherwise requires, the following terms shall have the following respective meanings:

      "Act": the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the commission promulgated thereunder, all as the same shall be in effect at the time.

      "Commission": the Securities and Exchange Commission or any other Federal agency then administering the Act.

      "Corporation": Team Rental Group, Inc., a Delaware corporation, and any other corporation assuming or required to assume the Warrants pursuant to
Section 5.04.

      "Current Market Price" per share of Common Stock at any date: the average of the daily market prices over a period of 20 consecutive business days before such date. The market price for each such business day shall be (i) the last reported sale price on such day on the New York Stock Exchange or American Stock Exchange if the Common Stock is then listed or admitted to trading thereon, or, if no sale takes place on such day on any such exchange, the average of the closing BID and asked prices on such day as officially quoted on any such exchange, or (ii) if the Common Stock is not then listed or admitted to trading on any such stock exchange, the market price for each such business day shall be the last reported sales price on the National Association of Securities
Dealers, Inc. Automated Quotation System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices then in use, if so quoted, or (iii) if not quoted in clause (ii), the average of the closing bid and asked prices on such day in the over-the-counter market, as reported through NASDAQ, or, if such prices are not at the time so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Corporation. If and so long a there shall be no exchange or over-the-counter market for the Common Stock during the 20-day period prior to the date on which Current Market Price is to be determined, the Current Market Price shall be deemed to be the greater of the Exercise Price or such price, if any, at which the most recent issue and sale by the Corporation of Common Stock (except any issue and sale of Exclude Securities) in an arm's length transaction took place; provided, however, that in case the Corporation makes an underwritten public offering of shares of Common Stock, for purposes of the adjustment, if any, pursuant to Article V, the Current Market Price with respect to such shares shall be deemed to be the price to the public shown in the final prospectus used in connection with such public offering.

      "Directors' Plan": the Corporation's 1994 Directors' Stock Option Plan as in effect on the date of issuance of this Warrant, as from time to time amended and supplemented, or other similar plan from time to time available to the directors of the Corporation and its subsidiaries generally.

      "Equity security" or "equity securities": as such term is defined by the Exchange Act or the rules and regulations of the Commission promulgated thereunder.

      "Exchange Act": the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

      "Excluded Securities": (i) the Warrants, (ii) Warrant Shares, (iii) any options to purchase shares of Common Stock granted to employees of the Corporation and its subsidiaries pursuant to the Incentive Stock Option Plan not to exceed 500,000 shares in the aggregate and shares of the Common Stock issued upon exercise of such stock options not to exceed 500,000 shares in the aggregate and (iv) any options to purchase shares of Common Stock granted to directors of the Corporation or its subsidiaries pursuant to the Directors' Plan not to exceed 50,000 shares in the aggregate and shares of Common Stock issued upon exercise of such options.

      "Exercise Price": the amount per share set forth in the certification on page 1 of this Warrant, as adjusted pursuant to Section 5.11 hereof.

      "Expiration Date": see the certification on page 1 of this Warrant.

      "Hold-Back Period": see Section 4.09.

      "Incentive Stock Option Plan": the Corporation's 1994 Incentive Stock Option Plan as in effect on the date of issuance of this Warrant as from time to time amended and supplemented, or other similar plans from time to time available to employees of the Corporation and its subsidiaries generally or to management employees of the Corporation and its subsidiaries.

      "Initial Exercise Date": see the certification on page 1 of this Warrant.

      "outstanding": when used with reference to the Common Stock at any date, all issued shares of the Common Stock at such date, except shares then held in the treasury of the Corporation or held of record by any subsidiary of the Corporation.

      "person": any individual, corporation, partnership, trust, unincorporated organization and any government, and any political subdivision, instrumentality or agency thereof.

      "Registration Expenses": see Section 4.07.

      "Warrant Office": see Section 3.01.

      "Warrant Shares": the shares of the Class A Common Stock and any other securities purchasable or purchased by the Warrantholders upon the exercise of the Warrants.

      "Warrantholder": the registered holder of a Warrant or Warrants or any related Warrant Shares.

      "Warrants": the warrants (of which this Warrant is one) originally issued by the Corporation to NationsBank, National Association (South) evidencing the right initially to purchase an appregate of 187,500 shares of the Class A Common Stock of the Corporation, and all warrants issued in substitution, combination or subdivision of any thereof.


                                  ARTICLE VII.

                      CERTAIN COVENANTS OF THE CORPORATION

      The Corporation covenants and agrees that:

      (a) it will reserve and set apart and have at all times, free from preemptive rights, a number of shares authorized but unissued Class A Common stock or other securities or property deliverable upon the exercise of the Warrants sufficient to enable it at any time to fulfill all its obligations thereunder;

      (b) if any shares of the Class A Common Stock or other securities required to be reserved for the purposes of exercise of this Warrant require registration with or approval of any governmental authority under any Federal law (other than the Act) or under any state law before such shares or other securities may be issued upon exercise of this Warrant, the Corporation will at its expense, as expeditiously as possible, cause such shares or other securities to be duly registered or approved, as the case may be;

      (c) if and so long as the Class A Common Stock is listed on any securities exchange (as defined in the Exchange Act), it will, at its expense, obtain and maintain the approval for listing upon official notice of issuance of all shares of Class A Common Stock issuable upon the exercise of the Warrants at the time outstanding and maintain the listing of such shares after their issuance; and the Corporation will so list on such securities exchange and will register under the Exchange Act (or any similar statute then in effect), and will maintain such listing of, any other securities that at any time are issuable upon exercise of the Warrants if, and at the time that, any securities of the same class shall be listed on such securities exchange by the Corporation;

      (d) it will take any action which may be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price;

      (e) all Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be fully paid and nonassessable, free from preemptive rights, free from all taxes with respect to the issuance thereof and from all liens, charges and security interests created by the Corporation, and

      (f) this Warrant shall be binding upon any corporation succeeding to the Corporation by merger, consolidation or acquisition of all or substantially all of the Corporation's property and assets.

                                ARTICLE VIII.

                                MISCELLANEOUS

  8.01. Entire Agreement. This Warrant contains the entire agreement between the Warrantholder and the Corporation with respect to the purchase of the Warrant Shares and the related transactions and supersedes all prior arrangements or understandings with respect thereto.

  8.02. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to principles of conflicts of law).

      8.03. Waiver and Amendment. Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof and any term or provision of this Warrant may be amended or supplemented at any time by agreement of the Warrantholder and the Corporation, except that any waiver of any term or condition, or any amendment or supplementation, of this Warrant must be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Warrant.

      8.04. Illegality. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

      8.05. Filing of Warrant. A copy of this Warrant shall be filed in the minute book and among the records of the Corporation.

      8.06. Notice. Any notice or other document required or permitted to be given or delivered to the Warrantholders shall be delivered at, or sent by certified or registered mail to, each such holder at the last address shown on the books of the Corporation maintained at the Warrant Office for the registration and transfer of the Warrants or at any more recent address of which any Warrantholder shall have notified the Corporation in writing. Any notice or other document required or permitted to be given or delivered to holders of record of outstanding Warrant Shares shall be delivered at, or sent by certified or registered mail to, each such holder at such holder's address as the same appears on the stock records of the Corporation. Any notice or other document required or permitted to be given or delivered to the Corporation, other than such notice or documents required to be delivered to the Warrant Office, shall be delivered at, or sent by certified or registered mail to, the office of the Corporation at Suite 210, 125 Basin Street, Daytona Beach, Florida 32114,
Attention: Corporate Secretary or such other address within the continental United States of America as shall have been furnished by the Corporation to the Warrantholders and the holders of record of Warrant Shares.

      8.07. Limitation of Liability; Not Stockholders. Except as expressly provided herein, no provision of this Warrant shall be construed as conferring upon the holder hereof the right to vote, consent, receive dividends or receive notice in respect of meetings of stockholders for the election of directors of the Corporation or any other matter whatsoever as a stockholder of the Corporation. No provision hereof, in the absence of affirmative action by the holder hereof to-purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price of any Warrant Shares or as a stockholder of the Corporation, whether such liability is asserted by the Corporation or by creditors of the Corporation.

      8.08. Loss, Destruction, Etc. of Warrants. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, mutilation or destruction of any Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Corporation, or in the event of such mutilation upon surrender and cancellation of the Warrant, the Corporation will make and deliver a new Warrant, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant; provided, however, that the original recipient of this Warrant shall not be required to provide any such bond of indemnity. Any Warrant issued under the provisions of this Section 8.08 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Corporation.

      8.09. Specific Performance. The Warrantholders shall have the right to specific performance by the Corporation of the provisions of this Warrant. The Corporation hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Corporation for specific performance of this Warrant by the Warrantholders.

      IN WITNESS WHEREOF, the parties have caused this Warrant to be duly executed, as of the date first above written.

                            TEAM RENTAL GROUP, INC.


                            By:
                               --------------------------------------
                            Name:
                            Title:


                            NATIONSBANK, NATIONAL ASSOCIATION (SOUTH)


                            By:
                               --------------------------------------
                            Name:
                            Title:

                                                                       Exhibit A

                             NOTICE OF EXERCISE FORM

                       (To be executed only upon partial
                    or full exercise of the within Warrant)

      The undersigned registered Holder of the within Warrant irrevocably exercises the within Warrant for and purchases ________ shares of Class A Common Stock of Team Rental Group, Inc. and

      [Make appropriate selection by placing an "X" in the box and completing the blank associated with that box]


      / / (a)   agrees to make payment therefor in the amount of $_____________

      / / (b) pursuant to Section 1.01 (b)(ii) of the within Warrant instructs and agrees that _____ shares of Class A Common Stock of Team Rental Group, Inc. be withheld in payment therefor,

all at the price and on the terms and conditions specified in the within Warrant and requests that a certificate (or_______ certificates in denominations of __________ shares) for the shares of Class A Common
Stock of Team Rental Group, Inc. hereby purchased be issued in the name of and delivered to [choose one] (a) the undersigned or (b)_______________ whose address is _________ and if such shares of Class A Common Stock shall not include all the shares of Class A Common Stock issuable as provided in the with in Warrant, that a new Warrant of like tenor for the number of shares of Class A Common Stock of Team Rental Group, Inc. not being purchased hereunder be issued in the name of and delivered to [choose one] (a) the undersigned or
(b) ___________ whose address is _________________.


Dated:_________________  19__


                                   By:
                                      ________________________________________
                                      (Signature of Registered Holder)
loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Corporation, or in the event of such mutilation upon surrender and cancellation of the Warrant, the Corporation will make and deliver a new Warrant, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant; provided, however, that the original recipient of this Warrant shall not be required to provide any such bond of indemnity. Any Warrant issued under the provisions of this Section
8.08 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Corporation.

         8.09. Specific Performance. The Warrantholders shall have the right to specific performance by the Corporation of the provisions of this Warrant. The Corporation hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Corporation for specific performance of this Warrant by the Warrantholders.

         IN WITNESS WHEREOF, the parties have caused this Warrant to be duly executed, as of the date first above written.

                                  TEAM RENTAL GROUP, INC.


                                  By:  /s/ Sanford Miller
                                     -------------------------------
                                  Name:  Sanford Miller
                                  Title: Chairman & CEO


                                  NATIONSBANK, NATIONAL ASSOCIATION (SOUTH)


                                  By:  /s/ John Miller
                                     -------------------------------
                                  Name:  John Miller
                                  Title: Vice President




                                      23